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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 17, 2012, with respect to the historical summaries of gross income and direct operating expenses of Lehigh Valley South Industrial LLC for the three years in the period ended December 31, 2011, incorporated by reference in Post-Effective Amendment No. 5 to the Registration Statement (Form S-11 No. 333-164777) and related Prospectus of Clarion Partners Property Trust Inc. for the registration of $2,250,000,000 in shares of its common stock.

                      /s/ Ernst & Young LLP

Dallas, Texas
January 22, 2013

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  Exhibit 23.2
Consent of Independent Auditors